CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Interim Financial Statements

June 30, 2005

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Balance Sheets

($ in '000s, except share amounts)

	As of
	June 30,	As of
	(Unaudited)	December 31,
Assets	2005	2004
Investments
Fixed income securities, at fair value (amortized cost of $118,044 and $70,486)	$ 117,833	$ 70,405
Short-term investments, at cost (approximates fair value)	20,750	67,887
Total investments	138,583	138,292

Cash	326	6,568
Premium receivable	8,548	5,227
Receivable for securities sold	---	2,220
Investment income due and accrued	799	619
Prepaid reinsurance premiums	95,530	85,105
Intangible asset	8,331	8,331
Deferred income taxes	74	28
Deferred acquisition costs, net	---	377
Total assets	$252,191	$246,767

Liabilities and Shareholder's Equity

Liabilities

Deferred premium revenue	$ 114,780	$ 103,573
Loss and loss adjustment reserves	877	656
Ceded reinsurance balances payable	5,649	6,335
Deferred ceding commissions, net	533	---
Ceding commission payable	1,135	245
Derivative liabilities	47	22
Balances due to affiliates	2,779	5,683
Other liabilities	1,317	854
Total liabilities	127,117	117,368

Shareholder's Equity
Common stock (par value was $4,191.49 per share for 2005 and 2004 ; authorized, issued and outstanding shares was 4,700 for 2005 and 2004)	19,700	19,700
Additional paid-in capital	122,850	122,850
Accumulated deficit	(17,339)	(13,098)
Accumulated other comprehensive (loss) (net of deferred income taxes of ($74) and ($28))	(137)	(53)
Total shareholder's equity	125,074	129,399
Total liabilities and shareholder's equity	$252,191	$246,767

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Operations

($ in '000s)

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)
	2005	2004	2005	2004
Revenues
Gross premiums written	$ 16,765	$ 14,388	$ 25,552	$ 26,849
Ceded premiums written	(14,882)	(12,740)	(22,559)	(23,721)
Net premiums written	1,883	1,648	2,993	3,128
Change in net deferred premium revenue	(768)	(741)	(776)	(1,384)
Net premiums earned (net of ceded earned premiums of $6,141, $4,248, $12,185 and $7,849; respectively)	1,115	907	2,217	1,744
Net investment income	887	505	1,666	1,120
Net realized capital gains	1	---	1	10
Net realized and unrealized (losses) gains on credit derivatives	(12)	2	(25)	10
Other income	---	---	---	53
Total revenues	1,991	1,414	3,859	2,937

Expenses

Losses and loss adjustment expenses	112	90	222	174
Amortization of deferred acquisition costs	341	265	687	547
Operating expenses	3,932	2,600	7,191	4,454
Total expenses	4,385	2,955	8,100	5,175

Loss before income taxes	(2,394)	(1,541)	(4,241)	(2,238)
Provision for income taxes	---	---	---	---
Net loss	$ (2,394)	$ (1,541)	$ (4,241)	$ (2,238)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Changes in Shareholder's Equity and Comprehensive Income (Loss)

($ in '000s)

Six months ended
June 30,	Year ended
(Unaudited)	December 31,
2005	2004

Common Shares

Shares at beginning of period	4,700	4,700
Shares at end of period	4,700	4,700

Common Stock

Balance at beginning of period	$ 19,700	$ 19,700
Ending Balance	$ 19,700	$ 19,700

Additional paid-in capital

Balance at beginning of period	$ 122,850	$ 122,850
Capital contributions	---	10,000
Ending Balance	$ 122,850	$ 122,850

Accumulated deficit

Balance at beginning of period	$ (13,098)		$ (7,572)
Net loss	(4,241)	(4,241)	(5,526)	(5,526)
Ending Balance	$(17,339)		$ (13,098)

Accumulated other comprehensive income (loss)

Balance at beginning of period	$(53)		$ 530
Net change in unrealized appreciation of securities, net of deferred tax (benefit) expenses of $(45) in 2005, $(313) in 2004		(84)		(583)
Other comprehensive income (loss)	(84)	(84)	(583)	(583)
Total comprehensive loss		(4,325)		(6,109)
Ending Balance	$(137)		$(53)

Total Shareholder's Equity	$ 125,074		$ 129,399

	2005		2004
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising during the period, net of taxes	$(85)		$(590)
Less: reclassification adjustment for net gains (losses) included in net income, net of taxes	1		7
Net unrealized (depreciation) appreciation of securities, net of taxes	$ (84)		$ (583)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Cash Flows

($ in '000s)

	Six months ended June 30, (Unaudited)
	2005	2004
Cash flows from operating activities
Net loss	$(4,241)	$(2,238)

Adjustments to reconcile net loss to net cash provided by operating activities
Amortization of bond premium, net	13	473
Net realized gains on sale of investments	(1)	(10)
Increase in loss and loss adjustment reserves	221	174
Increase in deferred premium revenue	11,207	17,145
Increase in prepaid reinsurance premiums	(10,425)	(15,772)
Decrease in deferred acquisition costs	377	1,208
Increase in premium receivable	(3,321)	(317)
Decrease in ceded reinsurance balances payable	(686)	(14,531)
Increase (decrease) in ceding commission payable	890	(353)
(Increase) decrease in investment income due and accrued	(180)	105
Decrease in balances due to affiliates	(2,904)	(4,075)
Increase in deferred ceding commission	533	---
Net realized and unrealized losses/(gain) on credit derivative contracts	25	(10)
Increase (decrease) in other liabilities	463	(421)
Total adjustments to net loss	(3,788)	(16,384)
Net cash used by operating activities	(8,029)	(18,622)

Cash flows from investing activities
Purchase of fixed income securities	(50,821)	(9,548)
Sale (purchase) of short term investments, net	47,138	449
Proceeds from the sale of fixed income securities	---	3,770
Proceeds from the maturity of fixed income securities	5,470	23,589
Net cash provided by investing activities	1,787	18,260

Decrease in cash	(6,242)	(362)
Cash at beginning of period	6,568	523
Cash at end of period	$ 326	$ 161

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

June 30, 2005

(Dollars Amounts in Thousands)

1. Business and Organization

CIFG Assurance North America, Inc., formerly known as CDC IXIS Financial Guaranty North America, Inc. (“CIFG NA” or the “Company”) was incorporated on April 11, 2002 in the State of New York. On May 24, 2002, the New York State Insurance Department

(“NYSID”) granted the Company a license to conduct surety, credit, residual value and financial guaranty insurance. As of June 30, 2005, CIFG NA was licensed to transact financial guaranty insurance in 43 states and the District of Columbia, the Commonwealth of Puerto Rico and U.S. Virgin Islands.

In the ordinary course of business, the Company issued financial guaranty contracts in favor of variable interest entities (VIE’s). Specifically, CIFG NA has issued contracts in favor of several distinct New York State business trusts, collectively known as the New Generation Funding Trusts. The contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective VIE. Other than the transactions described above, the VIE’s own no assets and have no outstanding debt. The financial statements of these VIE’s have been consolidated.

2. Basis of Presentation

The accompanying condensed financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. These condensed financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 2004.  The accompanying condensed financial statements have not been audited by independent auditors but, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary for a fair statement of the financial position, results of operations, and cash flows at June 30, 2005 and for all periods presented, have been made. The December 31, 2004 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the six months and three months ended June 30, 2005 and 2004 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2005 presentation.

3. Losses and Loss Adjustment Expense Reserves

The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service defaults resulting from payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of regularly scheduled premiums earned to date. The Company does not reduce the active credit reserve established for policies which have terminated. To date, the Company's actual early termination experience has been de minimis. The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. For the periods ending December 31, 2004 and 2003, there were no case reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in Statement of Financial Accounting Standards (SFAS) 60, “Accounting and Reporting by Insurance Enterprises,” SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.” SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur. Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims. However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

Due to diversity of financial guaranty industry accounting practices with respect to loss reserves, the Financial Accounting Standards Board (FASB) staff is considering whether to provide additional guidance with respect to this topic. The Company cannot currently assess whether any action which may or may not be taken by the FASB could impact its loss reserving policy in the future. Until and unless the FASB issues specific guidance on this matter, the Company intends to continue to apply its existing accounting policies.